UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 13, 2025, Zynex, Inc. (the “Company”) purchased 1,700,000 shares of the Company’s common stock held by Thomas Sandgaard, Chairman, President and Chief Executive Officer of the Company in an exempt transaction pursuant to Rule 16b-3 (the “Transaction”). The transaction was approved by the Audit Committee and the disinterested members of the Board of Directors of the Company. The sale price per share was $2.905, the closing price of the Common Stock on the date of the Transaction.

On March 13, 2025, in approving the Transaction, the disinterested members of the Board of Directors and all members of the Audit Committee (collectively the “Members”) considered, among other factors, the possible effect on earnings per share and book value per share and the potential effect of the trading of the Company’s shares if Mr. Sandgaard were to sell the shares in the open market. The Members determined that the Transaction was (i) on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (ii) the Transaction is reasonable and at arm’s length, and (iii) that the closing price on March 13, 2025, would be a fair and accurate determination of a fair market value for the purchase price to use in the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 17, 2025	ZYNEX, INC.

/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer